FRP PROPERTIES, INC.
        155 East 21st Street, Jacksonville, Florida 32206
                   ___________________________
                            NOTICE OF
                  ANNUAL MEETING OF SHAREHOLDERS


To The Shareholders:

     The Annual Meeting of Shareholders of FRP Properties, Inc.
will be held at 2 o'clock in the afternoon, local time, on Wednesday, February 2, 2000 at 155 East 21st Street, Jacksonville, Florida 32206, for the following purposes, as more fully described in the attached proxy statement:

     (1) To act upon a proposal to amend Article I of the Articles of Incorporation to change the name of the Company to Patriot Transportation Holding, Inc.

     (2)  To act upon a proposal to approve the Company's 2000
          Stock Option Plan.

     (3) To elect three directors to serve for a term of four years.

     (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on December 6, 1999 are entitled to vote at said annual meeting or any adjournment or adjournments thereof.


               BY ORDER OF THE BOARD OF DIRECTORS



December 15, 1999                       John R. Mabbett III
                                             Secretary

  TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE
         THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE
        ACCOMPANYING ENVELOPE.  IF YOU ATTEND THE MEETING,
         YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

       Preliminary Proxy Statement dated December ___, 1999





                       FRP PROPERTIES, INC.
        155 East 21st Street, Jacksonville, Florida 32206

                         PROXY STATEMENT
                ANNUAL MEETING - February 2, 2000


     The attached proxy is solicited by the Board of Directors of FRP Properties, Inc. (the "Company") for use at the annual meeting of the shareholders to be held on Wednesday, February 2, 2000 at 2 o'clock in the afternoon, local time, and any adjournments thereof, at 155 East 21st Street, Jacksonville, Florida 32206. The proxy is revocable by written notice to the Secretary of the Company at any time before its exercise.

     Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the shareholders' directions or, if no directions are indicated, will be voted in favor of the election of the nominees proposed in this proxy statement and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

     This proxy statement and the accompanying proxy are being distributed to shareholders on or about December 15, 1999.


                        VOTING PROCEDURES

     The holders of record of common stock at the close of business on December 6, 1999, may vote at the meeting. On such date there were outstanding 3,363,917 shares of common stock of the Company. Under the Company's Articles of Incorporation and Bylaws each share of common stock is entitled to one vote. Under the Company's Bylaws, the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business at the meeting.

     Under the Florida Business Corporation Act, directors are elected by a plurality of the votes cast and other matters are approved if affirmative votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter exceed the votes opposing the action, unless a greater number of affirmative votes is required by this act or the Company's Articles of Incorporation. Abstentions and broker non-votes will have no effect on the vote for election of directors and most routine matters. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have

       Preliminary Proxy Statement dated December ___, 1999 authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

1.   PROPOSAL TO AMEND ARTICLE I OF THE ARTICLES OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY TO PATRIOT TRANSPORTATION
HOLDING, INC.

     The Company's Board of Directors has adopted a Plan of Reorganization and Distribution Agreement under which the Company will spin off to the Shareholders all of the stock of FRP Development Corp., a wholly owned Florida subsidiary, constituting substantially all of the Company's real estate businesses. The spin off does not require Shareholder approval under applicable law. The Company will retain substantially all of it's transportation businesses. The proposed name change reflects this total focus on the transportation business by the Company after the spin off.

     The proposed amendment to Article I of the Company's Articles of Incorporation was adopted by the Board of Director's on December 1, 1999 and is recommended by the Board of Directors to the Shareholders for their approval.

     Approval of the amendment to Article I requires that the affirmative votes cast by the holders of the shares represented at the meeting and entitled to vote on the amendment exceed the votes opposing the amendment.

     The text of the proposed amendment is as follows:

                            "ARTICLE I

     The name of this corporation is Patriot Transportation
Holding, Inc."

2.   PROPOSAL TO ADOPT THE COMPANY'S 2000 STOCK OPTION PLAN

     The proposed FRP Properties, Inc. 2000 Employee Stock Option Plan (the "Company's 2000 Option Plan") was adopted by the Company's Board of Directors on December 1, 1999, subject to shareholder approval. The Company's 2000 Option Plan authorizes options for up to 500,000 shares of the Company's common stock. While there are also 60,400 shares of the Company's stock available for options authorized under the Company's 1995 Employee Stock Option Plan, the Board of Directors has directed that no additional options be issued under that plan if the Company's 2000 Option Plan is approved by the shareholders.

     The purposes of the Company's 2000 Option Plan are to provide additional incentive for officers, directors and key employees of the Company and its subsidiaries to invest in the Company's common stock and thereby increase their proprietary interest in the Company's business, to encourage such officers and employees to remain in the employ of the Company and its subsidiaries, and to increase their personal interest in the continued success and progress of the Company.

     The options may take the form of either incentive stock options ("Incentive Stock Options") which qualify for certain tax advantages to the option holder under Section 422 of the Internal Revenue Code ("IRC"), or options which do not qualify for such advantages and are taxable under Section 83 of the IRC ("Non Statutory Stock Options"). The following is a summary of the major features of the Company's 2000 Option Plan. The summary is necessarily selective and is qualified in its entirety by reference to the text of the Company's 2000 Option Plan which is set forth in the Appendix I.

Terms of Plan

     If the Company's 2000 Option Plan is approved by the shareholders, it will continue in effect until all options granted have been exercised or expired without exercise, whichever is earlier. No options intended to be an Incentive Stock Option may be granted under the Company's 2000 Option Plan after November 30, 2009 nor may they be exercised later than ten years after the date of grant. The Board of Directors or the shareholders of the Company may terminate the Company's 2000 Plan at any time, except that no action of the Board or shareholders may impair the vested rights of the holder of an outstanding option without his consent. Approval of the shareholders is required to extend the last date upon which options intended to be Incentive Stock Options may be granted under the Company's 2000 Option Plan.

Shares Subject to Option

     The maximum number of shares of common stock of the Company which may be optioned and sold under the Company's 2000 Option Plan is 500,000 shares. No more than 50,000 shares shall be optioned to any one person in any fiscal year. The number and price of shares available for option and subject to option will be adjusted in the event of any change in the outstanding shares of common stock by reason of any stock dividends, stock split, combination or exchange of shares, recapitalization, reclassification, merger, consolidation, reorganization or similar transaction. Except for the foregoing adjustments, approval of the shareholders is required to increase the number of shares available for option under the Company's 2000 Option Plan.


Administration

     The Company's 2000 Option Plan will be administered by the Board of Directors of the Company or by a committee (the "Committee") of not less than two independent directors of the Company selected by and serving at the pleasure of the Board. The Committee shall have authority, subject to the terms of the Company's 2000 Option Plan, to designate persons to whom options will be granted, the number of shares and purchase price per share of common stock to be included in the options awarded and the time or times at which such options may be granted and exercised. Whether or not a Committee is appointed, all of the powers and functions of the Committee may at any time be exercised by the Company's Board of Directors and references to "Committee" shall hereafter include the Company's Board.

Eligibility

     Incentive Stock Options may be granted only to directors, officers and other executive, managerial or professional persons deemed by the Committee to be key employees of the Company or a subsidiary. The identification and selection of key employees shall be a function of the Committee. Non Statutory Stock Options may be granted to officers, directors and other executive, managerial or professional persons deemed by the Committee to be key employees of the Company or of any subsidiary of the Company. As of September 30, 1999 there were approximately 877 employees of the Company and its subsidiaries. There are no other eligibility requirements.

Approval of the shareholders is required to amend the eligibility requirements under the Company's 2000 Option Plan.

Terms and Conditions of Options

     (a)  Price.    The option price per share shall not be less
than the fair market value of a share of common stock of the Company on the date the option is granted.

     (b) Time and Method of Exercise. Each option intended to be an Incentive Stock Option shall expire no later than ten years after the date granted. Each option may be exercisable in installments or immediately, depending upon the terms of the grant.

     (c) Manner of Payment. Subject to any limitations which may be contained in the instrument evidencing options granted under the Company's 2000 Option Plan, and subject to limitations on use of stock obtained under other Company options, the holder of an option may pay the option price in cash, in shares of commons stock of the Company, or in any other property acceptable to the Committee. The Company's 2000 Option Plan provides that the Company may provide or arrange for financial assistance to holders of options for payment of the purchase price for shares purchased pursuant to the exercise of options granted under the Company's 2000 Option Plan.

Termination of Employment, Death or Disability of Employee

     The Company's 2000 Option Plan provides limitations upon, and, under some circumstances, termination of rights related to the exercise of both Incentive Stock Options and Non Statutory Stock Options upon the death, disability or termination of employment of any holder.

Nontransferability

     No option may be assigned or transferred by the holder thereof, except by will or by the applicable laws of descent and distribution. During the lifetime of the holder of any option, such option may be exercised only by the holder.

Payments in Lieu of Stock

     The instrument evidencing the option may provide that, in lieu of accepting payment of the option price and delivering shares of common stock of the Company to which such option has been exercised, the Company may elect to pay the holder of such option an amount in cash, or in a combination of cash and shares of common stock, equal to the amount by which the fair market value of such shares of common stock on the date of exercise exceeds the purchase price that would otherwise be payable.

Merger, Consolidation, Reorganization or Liquidation

     In the event of a merger, consolidation, or reorganization of the Company except where the Company is the surviving corporation, or in the event of any sale or disposition of all or substantially all of the assets of the Company, or of liquidation or dissolution of the Company, then, any outstanding option not then exercisable in full shall be accelerated and become exercisable in full for a period of thirty days following receipt by the holder of such option of notice thereof. The Committee, in its discretion, may, prior to happening of an event requiring notice of acceleration, cancel the acceleration of exercisability of all, but not less than all, such outstanding options.



Change of Control

     The Company's 2000 Option Plan provides that a change of control of the Company, as a result of one of the events enumerated therein, may result in the acceleration of outstanding options. The Committee may, however, by action taken prior to one of the enumerated events, cancel the acceleration of exercisability of all, but not less than all, of such outstanding options.

Indemnification of Committee

     The Company's 2000 Option Plan provides that members of the Committee shall be indemnified and held harmless by the Company from all liability claims and damages arising from any action or determination made by them in good faith with respect to the Company's 2000 Option Plan or any option granted under the Company's 2000 Option Plan. Such indemnification shall include all costs and expenses incurred by such members of the Committee in any action or proceeding in which it is claimed they acted improperly or failed to act when required under or in connection with the Company's 2000 Option Plan or any option granted thereunder.

Tax Treatment

     The Company's 2000 Option Plan provides for both Incentive
Stock Options designed to secure the benefits of Section 422 of the IRC and Non Statutory Stock Options which are taxable under Section 83 of the IRC.

     If the option and the Company's 2000 Option Plan meet the requirements of Section 422, and upon exercise of the option the stock constitute a capital asset in the hands of the holder, the option holder will recognize no income or gain for regular income tax purposes, both when the option is granted and when the option is exercised. The difference between the option exercise price and the fair market value of the stock at the time of exercise of the option will constitute an item of tax preference that may subject the holder of the option to Alternate Minimum Tax in the year in which he exercises the option. Upon a subsequent sale of the stock, the option holder will be taxed at capital gains rates on the amount by which the sale price he receives exceeds the option price he paid provided he does not dispose of the stock within two years after the option is granted nor within one year after the stock was transferred to him. If the option holder does not meet both the two year and one-year holding period requirements, then upon sale of the stock a portion or all of the gain, if any, may be treated as ordinary income at the time of the sale.

     If the option holder qualifies for capital gains tax treatment, the Company gets no deduction with respect to the Incentive Stock Option. If the option holder is subject to ordinary income tax treatment, the Company will be allowed a corresponding deduction at that time.

     The Company's 2000 Option Plan provides that the option price may be paid in cash or in stock of the Company (provided it is the same class of stock). The Internal Revenue Service (IRS) has issued proposed regulations on this subject; these regulations have not become final and are subject to change or withdrawal at any time without notice; thus the tax treatment of the stock for stock exchange is not certain. Under the proposed regulations, applying the principles of Section 1036 of the IRC, no gain or loss is recognized if common stock in a corporation is exchanged solely for common stock in the same corporation upon exercise of an incentive stock option; the basis of the stock surrendered is carried over to the stock received in the exchange; if the option holder holds the new stock for the required holding periods pursuant to Section 422 of the IRC, any gain or loss on a subsequent sale will be taxable as long-term capital gain or loss; however, if the option holder fails to meet both Section 422 holding period requirements with the new stock (regardless of his holding period in the transferred stock) all or a portion of the gain realized on a disqualifying disposition may be taxable as ordinary income.

     Payments to a holder of an Incentive Stock Option by the Company in cash or common stock for the appreciation in value of the stock covered by the option (see "Payment in Lieu of Stock") will not disqualify the grant of the Incentive Stock Option or the Company's 2000 Option Plan from the benefits of Section 422, but the cash or stock payment would be treated as ordinary income to the employee and deductible by the Company.

     The Company's 2000 Option Plan also provides that the Company may have the right to reacquire the stock purchased under the option. This will not disqualify the option and should not affect the tax treatment of the gain if the repurchase is not made within two years of the grant of the option and the option holder has held the stock for at least one year.

     Upon a tax-free merger, consolidation or other corporate reorganization where the Company does not survive, the option may be assumed by the surviving corporation or replaced with a new option of the surviving corporation having the same terms as the old option without affecting the qualification of the option.

     In the event of a change in the outstanding shares of the Company due to any stock dividend, stock split, recapitalization or reorganization, the Committee may make appropriate changes in the number and purchase price of shares under the option without affecting the qualification of such options.

     If any option granted under the Company's 2000 Option Plan does not meet the conditions set forth in the IRC for Incentive Stock Options, then the option is a Non Statutory Stock Option. Such an option is taxable under Section 83 of the IRC. The value of the option constitutes ordinary income to the employee when granted if the option has a readily ascertainable fair market value. Such amount of ordinary income would be added to the exercise price to determine the tax basis of the stock acquired upon exercise of the option and no further income would be recognized upon exercise of the option. If the option does not have a readily ascertainable fair market value when granted then, when the option is exercised, the difference between the fair market value of the stock at exercise and the option price constitutes ordinary income to the employee. The tax basis of the stock would then be its fair market value upon the exercise date. The Company is generally allowed a business expense deduction equal to the amount includible in the employee's income in the Company's corresponding taxable year.

     When stock obtained under a Non Statutory Stock Option is disposed of by the shareholder, the difference between the sales price and the tax basis of the stock will be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares.

     It is not required that the Company obtain a ruling from the IRS as to the qualification of the Company's 2000 Option Plan and one has not been requested.

Estimate of Benefits

     The number of shares of stock that will be awarded to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company pursuant to the Company's 2000 Option Plan cannot be predicted. Previous awards of stock options to the Company's five most highly compensated executive officers are described under "Executive Compensation" starting on page 14.

Board Recommendation

     The Board of Directors recommends a vote for approval of the Company's 2000 Option Plan. Approved by the shareholders requires that the affirmative votes cast by the holders of shares represented at the meeting and entitled to vote exceed the votes opposing the approval. The text of the proposed Company's 2000 Option Plan is set forth in Appendix I.

     3.   ELECTION OF DIRECTORS

     Under the Company's Articles of Incorporation, the Board of Directors is divided into four classes. One class of directors is elected at each annual meeting of shareholders for a four-year term of office or until their successors are elected and qualified. Two below-named directors are nominated to be elected by the shareholders to hold office until the 2004 annual meeting and two additional below named directors are nominated to be elected by the shareholders to hold office until the 2003 annual meeting. The enclosed proxy will be voted for the election of the persons named as directors of the Company unless otherwise indicated by the shareholders. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the Board of Directors to replace such nominee, or the Board may reduce the number of directors accordingly.

     The following table sets forth information with respect to each nominee for election as a director and each director whose term of office continues after the 2000 annual meeting. Reference is made to the sections entitled "Common Stock Ownership of Certain Beneficial Owners" and "Common Stock Ownership by Directors and Officers" for information concerning stock ownership of the nominees and directors.

NAME AND PRINCIPAL                 DIRECTOR          OTHER
    OCCUPATION               AGE    SINCE        DIRECTORSHIPS

          Class II - Nominees for Terms Expiring in 2004

John D. Baker II(1)          51    1988      Florida Rock
 President and Chief                          Industries, Inc.
 Executive Officer                           Hughes Supply, Inc.
 of Florida Rock
 Industries, Inc.

Luke E. Fichthorn III(1)     58    1989      Florida Rock
 Partner in Twain Associates                  Industries, Inc.
 (a private investment                       Bairnco Corporation
 banking firm); Chairman
 of the Board and Chief
 Executive Officer
 of Bairnco Corporation
 (manufacturing)

          Class I - Nominees for Terms Expiring in 2003

Robert H. Paul III            65   1992
 Chairman of the Board,
 and Chief Executive Officer
 of Southeast-Atlantic
 Beverage  Corporation
 (manufacturing and
 distributing of soft
 drink products)

James B. Shephard
 President FRP
 Transportation Group         62   1999

Directors Continuing in Office After the 2000 Annual Meeting

                Class III - Terms Expiring in 2001

John E. Anderson(2)          54    1989
 President and Chief
 Executive Officer
 of the Company

David H. deVilliers, Jr.(1)(3)     48        1993
 Vice President of the
 Company; President
 of FRP Development Corp.,
 a Maryland corporation and
 subsidiary of the Company

Albert D. Ernest, Jr.(4)     69    1989      Florida Rock
 President of Albert                          Industries, Inc.
 Ernest Enterprises,                         Stein Mart, Inc.
 an investment and                           Regency Realty
 consulting firm                              Corporation
                                             Wickes Lumber Company
                                             Emerald Funds

Radford D. Lovett            66    1989      Florida Rock
 Chairman of the Board of                     Industries, Inc.
 Commodores Point Terminal                   First Union
 Corp. (Marine Terminal)                      Corporation
                                             Winn-Dixie Stores,
                                              Inc.

                Class IV - Terms Expiring in 2002

Edward L. Baker(1)           64    1988      Florida Rock
 Chairman of the Board                        Industries, Inc.
 of the Company and of                       Flowers Industries,
 Florida Rock Industries,                     Inc.
 Inc.
Thompson S Baker II(1)       41    1994      Florida Rock
 Vice President of                            Industries, Inc.
 Florida Rock
 Industries, Inc.

Martin E. Stein, Jr.(1)(3)   47    1992      Regency Realty
 Chairman and Chief                           Corporation
 Executive Officer of
 Regency Realty Corporation
 (a real estate investment
 trust)

                 Class I - Terms Expiring in 2003

Francis X. Knott(1)(3)       54    1989      Florida Rock
 Chief Executive                              Industries, Inc.
 Officer of Partners
 Realty Trust, Inc.

James H. Winston(1)(3)       66    1992      Stein Mart, Inc.
 President of LPMC of Jax,
 Inc. (an investment real
 estate firm); President
 of Omega Insurance Company

______________________________

    (1)the Company intends to elect these persons to be directors of FRP Development Corp prior to the spin-off by the Company of the stock of FRP Development Corp.

    (2)Mr. Anderson is a director of FRP Development Corp.

    (3)intends to resigned as a director of the Company to be
effective prior to the spin-off by the Company of the stock of FRP Development Corp.
______________________________

    All of the directors have been employed in their respective positions for the past five years, except John D. Baker II and James B. Shephard. In February, 1996, John D. Baker II was elected to the additional position of Chief Executive Officer of Florida Rock Industries, Inc. Mr. Shephard was President and Chief Executive Officer of Landstar Ranger from 1989 to 1998; Senior Vice President of Landstar from 1998 to March 1999; Chairman of the Board of Florida Rock and Tank Lines, Inc. from March 15, 1999 to November 1, 1999 when he was elected to his present position.

    Edward L. Baker and John D. Baker II are brothers. Thompson S. Baker II is the son of Edward L. Baker.

    See "Compensation Committee Interlocks and Insider Partici-pation" and "Certain Relationships and Related Transactions" for a discussion of other transactions including the relationships between the Company and Florida Rock Industries, Inc.

       Other Information About the Board and Its Committees

    Meetings. During the fiscal year ended September 30, 1999 the Company's Board of Directors held five meetings. Directors who are not employees of the Company are paid fees of $7,000 annually and $500 per directors' meeting attended. Additionally, each director who is not an employee of the Company has received options to buy 10,000 shares of the Company's common stock. Non-employee directors whose options are outstanding are Messrs. Paul, Stein, Winston and Thompson S. Baker II. Such options extend for a period of seven to ten years from the date of grant with an option price equal to 100% of the fair market value of shares of the Company's common stock on the dates of grant. Members of the Company's Audit and Compensation Committees receive $300 and the Chairman of each committee receives $500 for each committee meeting attended. See "Executive Compensation - Option Exercises and Fiscal Year-end Values" for information concerning directors who are executive officers.

    Executive Committee. Messrs. Edward L. Baker, John D. Baker II and John E. Anderson. To the extent permitted by law, the Executive Committee exercises the powers of the Board between the meetings of the Board of Directors. During fiscal 1999 the Executive Committee held no formal meetings, but acted on various resolutions by unanimous written consents.

    Audit Committee. Messrs. Ernest, Fichthorn, Knott, Lovett and Winston. The Audit Committee recommends the appointment of independent accountants to audit the Company's consolidated financial statements and to perform professional services related to the audit, meets with the independent accountants and reviews the scope and results of their audit, and reviews the fees charged by the independent auditors. The Committee also reviews the scope and results of internal audits. During fiscal 1999, the Audit Committee held two meetings.

    Compensation Committee. Messrs. Ernest, Lovett and Paul. The Committee determines the compensation for the Chief Executive Officer and reviews and approves compensation for other executive officers and certain other members of management. In addition, the Committee administers the Company's Stock Option Plans, subject to control of the Board of Directors, and the Management Incentive Compensation program. During fiscal 1998 the Compensation Committee held four meetings.

    The full Board of Directors acts as the Nomination Committee.

    During the last fiscal year, each of the directors attended
75% or more of all meetings of the Board and its Committees on which the director served.


                      Executive Compensation

    The executive officers of the Company, except John E.
Anderson, John R. Mabbett III, Ish Copley and David H. deVilliers, Jr., receive their primary compensation from Florida Rock
Industries, Inc. which provides administrative and other services to the Company under an agreement.

Summary Compensation Table

    The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and of the three other executives whose salary and bonuses exceeded $100,000 in fiscal 1999 and who served in such capacities.

                     Annual Compensation
                                           Long Term    All Other
                                            Compen-     Compen-
Name and Principal        Salary   Bonus    sation      sation
   Position          Year  ($)(a)  ($)(a)  Options(#)   ($)(b)

John E. Anderson    1999  297,500  60,000      -          4,800
 President          1998  287,750  87,000      -          4,500
                    1997  277,700  75,870      -          4,500

David H. deVilliers,1999  195,000  80,000      -          4,978
 Jr.                1998  175,750  72,000      -          4,680
 President of the   1997  161,000  48,900      -          4,500
 Company's Northern
 Real Estate Division

John R. Mabbett III 1999  159,140    -         -          4,900
 Vice President     1998  155,420  18,787      -          4,507
 and Secretary      1997  150,250    -         -          4,491
 and President of
 Florida Rock &
 Tank Lines, Inc.

Ish Copley          1999  135,365  25,334      -          4,240
President of        1998  128,125  19,500      -          4,680
 SunBelt Transport  1997  121,500  15,925      -          4,500
 Inc., the Company's
 flatbed trucking
 operation

(a) Includes amounts deferred under the Company's Profit Sharing and Deferred Earnings Plan. Bonuses are accrued in the year earned and paid in the following year.

(b) Represents the Company's contribution to the Profit Sharing and Deferred Earnings Plan for the named individual.

Option Grants In Last Fiscal Year

    No stock options were granted to the executive officers named in the Summary Compensation Table during the fiscal year ended
September 30, 1999.

Option Exercises and Fiscal Year-end Values

    The following table shows information with respect to stock options exercised during the fiscal year ended September 30, 1999 and the number and value of unexercised options held by each executive officer named in the Summary Compensation Table.













                                                              Value of
                                                             Unexercised
                                          Number of         In-The-Money
                                         Unexercised          Options at
                                          Options at       September 30,
                                      September 30, 1999     1999 (1)

                Shares
               Acquired
                 on       Value     Exercis-  Unexercis- Exercis- Unexercis-
      Name     Exercise  Realized   able(#)    able(#)   able($)  able($)

John E.           -        -        25,000        -     156,000      -
Anderson

David H.                            15,000        -      89,100      -
deVilliers, Jr.

John R.                             15,000        -      89,100      -
Mabbett, III

Ish Copley        -        -        25,000        -    148,500       -


(1) The closing price of the Company's common stock as reported on The NASDAQ Stock Market on September 30, 1999 $23.69 less the exercise price was used in calculating the value of unexercised options.

Pension Plan
         The Company has a Management Security Plan (the "MSP Plan") for certain officers, including directors who are officers, and certain key employees. Benefit levels have been established on the basis of base compensation. The MSP Plan provides that in the event a participant dies prior to his retirement his beneficiary will receive twice the amount of such participant's benefit level in monthly payments for a period of 12 months and thereafter the benefit level in monthly payments for the next 168 months or until such time as such participant would have reached age 65, whichever is later. Upon reaching normal retirement age, a participant is entitled to receive twice the amount of his benefit level in equal monthly payments for 12 months and thereafter the benefit level until his death. If a participant dies after his retirement, his beneficiary, if any, will receive such participant's benefit for a period of 15 years from the date of the participant's retirement or until the death of the beneficiary, whichever occurs first. The annual retirement benefit levels in effect at September 30, 1999 were:

    John E. Anderson                        $150,000
    David H. deVilliers, Jr.                $100,000
    John R. Mabbett III                     $ 80,000

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report and Shareholder Return Performance shall not be incorporated by reference into any such filings.

                  Compensation Committee Report

    The Compensation Committee of the Board of Directors ("the Committee") determines the compensation of the Chief Executive Officer and reviews and approves compensation of other officers and members of management reaching a salary level established by the Board. In addition, the Committee administers the Company's stock option plans, subject to control of the Board, and the Management Incentive Compensation program. The full Board must approve the recommendations of the Committee.

    The Committee's goals are to develop and maintain executive compensation programs that preserve and enhance shareholder value. Under the direction of the Committee, management has developed a compensation structure designed to compensate fairly executives for their performance and contribution to the Company, to attract and retain skilled and experienced personnel, to reward superior performance and to align executive and shareholder long-term interests.

    Base salary levels for executives are established taking into consideration business conditions, the Company's performance and industry compensation levels. The Chief Executive Officer's salary is based on these factors and his performance in leading the Company and its businesses.

    Both of the Company's operating groups, Transportation and Real Estate Development, have Management Incentive Compensation ("MIC") plans which provide an opportunity for additional compensation to officers and key employees. The purpose of the plans is to provide a direct financial incentive in the form of an annual cash bonus to participants to achieve their business unit's and the Company's goals and objectives. Potential MIC pools are computed based upon levels of annual income before tax achieved by the respective groups. The maximum amount of MIC in any year is limited to 10% of consolidated income before income taxes. Awards to individuals are based on their achieving annual predetermined objectives and the importance and degree of difficulty in achieving those objectives. Individual awards may not exceed 40% of the participant's base salary. Mr. Anderson participates in a similar MIC Plan whose pool calculation, purpose and annual cash award eligibility for performance against predetermined objectives are comparable to those utilized by the Company's Transportation and Real Estate Development groups. His maximum individual award may not exceed 50% of base salary.

    The Committee believes that long-term incentive compensation is critical in motivating and rewarding the creation of long-term shareholder value by linking the compensation provided to officers and other key management personnel with gains realized by the shareholders. The Company has adopted a long term incentive program that offers a performance unit plan to the Company's key management personnel, including the Chief Executive Officer, as well as continuing the Company's stock option program for the Company's officers and key management personnel. Under the stock option program, the vesting periods associated with stock options encourage option recipients to continue in the employ of the Company. All options granted have been granted at an option price equal to the fair market value of the Company's common stock on the date of grant. In subjectively determining the number of options to be granted to an individual, including the Chief Executive Officer, the Committee takes into account the individual's relative base salary, scope of responsibility and ability to affect both short and long term profits and add value to the Company. Under the performance unit plan, participants can earn a cash bonus of up to 60% of the participant's base salary at the time of grant if three year performance goals are achieved except that Mr. Anderson can earn a cash bonus up to 75% of his base salary. The initial performance goals established are unique to each participant and range from return on capital employed and average revenue growth to better property management and better performance in project development.

    This report is submitted by the members of the Compensation
Committee: Radford D. Lovett, Chairman, Albert D. Ernest, Jr. and
Robert H. Paul III.

   Compensation Committee Interlocks and Insider Participation

    Two members of the Compensation Committee, Messrs. Lovett and Ernest, are among the seven directors of the Company who are also directors of Florida Rock Industries, Inc. ("FRI"). The other five directors of both FRI and the Company who are not members of the Compensation Committee are Edward L. Baker, John D. Baker II, Thompson S. Baker II, Luke E. Fichthorn III and Francis X. Knott. The seven directors own approximately 40.7% of stock of the Company and 29.3% of the stock of FRI. Accordingly, the Bakers, who own approximately 39.7% of the stock of the Company and 28.6% of the stock of FRI, may be considered to be control persons of both the Company and FRI.

    Mr. A. R. Carpenter (a director of FRI) is a director and member of the Compensation Committee of the Board of Directors of Regency Realty Corporation. Mr. Stein, who is Chairman and Chief Executive Officer of Regency Realty Corporation, is a director of the Company but not a member of its Compensation Committee.

    There were no other interlocks of executive officers or board members of the Company serving on the compensation or equivalent committee of another entity which has any director or executive officer serving on the Compensation Committee, other committees or Board of Directors of the Company.

                  Shareholder Return Performance

    The following graph compares the performance of the Company's common stock to that of the Total Return Index for The Nasdaq Stock Market - US Index and The Nasdaq Trucking and Transportation Stock Index for the period commencing September 30, 1994 and ending on September 30, 1999. The graph assumes that $100 was invested on September 30, 1994 in the Company's common stock and in each of the indices and assumes the reinvestment of dividends.


Index as of September 30

            1994      1995     1996     1997     1998     1999
FRPP         100     118.00   115.00   192.00   123.00   133.00
Nasdaq-US    100     138.00   164.00   225.00   229.00   372.00
Nasdaq-T&T   100     111.00   115.00   162.00   121.00   141.00


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Seven of the Company's directors (Edward L. Baker, John D. Baker II, Thompson S. Baker II, Albert D. Ernest, Jr., Luke E. Fichthorn III, Francis X. Knott and Radford D. Lovett) are directors of FRI. Such directors own approximately 29% of the stock of FRI and 41% of the stock of the Company. Accordingly, the Bakers, who own approximately 40% of the stock of the Company and 29% of the stock of FRI, may be considered to be control persons of both the Company and FRI. See "Compensation Committee Interlocks and Insider Participation" for further information on the relationship between the Company and FRI.

    The Company and FRI routinely are engaged in business together through the hauling by the Company of construction aggregates and other products for FRI and the leasing to FRI of construction aggregates mining and other properties. The Company has numerous aggregates hauling competitors at all terminal and mine sites and the rates charged are, accordingly, established by competitive conditions. Approximately 12% of the Company's revenue was attributed to FRI during fiscal year 1999.

    Mr. Fichthorn provided the Company with financial consulting and other services during fiscal 1999 for which he received
$30,000.

    In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table and notes set forth the beneficial ownership of common stock of the Company by each person known by the Company to own beneficially more than 5% of the common stock of the Company.

TITLE OF      NAME AND ADDRESS         AMOUNT AND NATURE OF     PERCENT
CLASS         OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP     OF CLASS

Common Stock  Baker Investments, Ltd.       1,061,521 (1)
              Edward L. Baker                 106,768 (2)
              John D. Baker II                208,925 (3)       5.8%
              P.O. Box 4667                 1,377,214           38.8%
              Jacksonville, FL 32201

              First Union Corporation         194,970 (4)       5.6%
              One First Union Center
              Charlotte, NC 28288

              Royce & Associates, Inc.        261,500 (5)       7.6%
              1414 Avenue of the Americas
              New York, NY 10019

              Estabrook Capital Management   287,618 (6)       8.1%
              430 Park Avenue
              Suite 1810
              New York, NY 10022

              Wellington Management Company   343,000 (7)       10.0%
              75 State Street
              Boston, MA 02104

(1) Baker Investments, Ltd. is a limited partnership in which Edward L. Baker and John D. Baker II are general partners and as such have shared voting power and investment power over the shares owned by the partnership. Directly as general partners and through trusts which are limited partners, each of Edward
    L. Baker and John D. Baker II have a pecuniary interest in 353,840 shares. These shares are excluded from the shares shown for Edward L. Baker and John D. Baker II in this table above but are included for Edward L. Baker and excluded for John D. Baker II in the table Common Stock Ownership by Directors and Officers on pages 21 and 22.

(2) Includes 26,191 shares held by the Edward L. Baker Living Trust and 1,904 shares held directly by Edward L. Baker as to each of which Edward L. Baker has sole voting power and sole investment power; 78,673 shares held in trust for the benefit of children of John D. Baker II as to which Edward L. Baker has sole voting power and sole investment power but as to which he disclaims beneficial ownership; and 2,542 shares in FRI's Tax Reduction Act Employee Stock Ownership Plan over which Edward L. Baker has sole voting power but no investment power.

(3) Includes 1,548 shares held in the John D. Baker II Living Trust and 117,204 shares held directly by John D. Baker as to each of which John D. Baker II has sole voting power and sole investment power; 1,549 shares in FRI's Tax Reduction Act Employee Stock Ownership Plan over which John D. Baker II has sole voting power but no investment power; 40,300 Shares held by Regency II, a Florida general partnership, as to which John
    D. Baker II, as a co-trustee under Trust B under the will of Martin E. Stein, has a one-third shared voting and investment power but as to which John D. Baker II disclaims beneficial ownership; and 700 shares directly owned by the spouse of John
    D. Baker II as to which he disclaims beneficial ownership.

(4) First Union Corporation as a parent holding company reports, as of February 11, 1999, sole voting power as to 194,970 shares, sole investment power as to 55,500 shares and shared investment power as to 138,970 shares. Radford D. Lovett, a director of the Company, is also a director of First Union Corporation. Mr. Lovett disclaims any right to exercise any voting or investment powers with respect to these shares.

(5) Royce & Associates, Inc. ("Royce"), and Charles M. Royce reported that they are members of a group pursuant to Securities and Exchange Commission Rule 13d-(1) (b) (ii) (H). Mr Royce, who may be deemed to be a controlling person of Royce, does not own any shares outside of Royce and disclaims beneficial ownership of the shares held by Royce. Royce has sole voting and investment power as to the shares shown. Ownership is reported as of February 8, 1999.

(6) Estabrook Capital Management is an investment advisor and reports, as of October 14, 1999, shared voting power and sole investment power as to 287,618 shares.

(7) Wellington Management Company is an investment advisor and reports, as of May 28, 1999, shared voting power as to 127,000 shares and shared investment power as to 343,000 shares.

         COMMON STOCK OWNERSHIP BY DIRECTORS AND OFFICERS

    The following table and notes set forth the beneficial ownership of common stock of the Company by each director and each non-director named in the Summary Compensation Table and by all officers and directors of the Company as a group as of October 30, 1999 and also includes shares held under options as of October 30, 1999 which are exercisable within 60 days of December 15, 1999.


              NAME AND ADDRESS         AMOUNT AND NATURE        PERCENT
              OF DIRECTOR              BENEFICIAL OWNERSHIP     OF CLASS

              John E. Anderson              45,806                 *
              Edward L. Baker            1,168,288 (1) (3)        33.0%
              John D. Baker II             208,925 (2) (3)(4)      5.8%
              Thompson S. Baker II          28,477 (3)             *
              Ish Copley                    25,100                 *
              David H. deVilliers,Jr.       18,250                 *
              Albert D. Ernest, Jr.            100                 *
              Luke E. Fichthorn III         17,043 (5)             *
              Francis X Knott                  630                 *
              Radford D. Lovett             17,200                 *
              John R. Mabbett III           19,500                 *
              Robert H. Paul III            11,000                 *
              Martin E. Stein, Jr.          52,300 (4)             1.5%
              James H. Winston              11,000                 *
              All Directors and Officers
                as a group (16 people)   1,624,119                45.9%

* Less than 1%

    The preceding table includes the following shares held under the Company's Tax Reduction Act Employee Stock Ownership Plan ("TRAESOP") as to which the named person has sole voting power, and shares held under options which are exercisable within 60 days of December 15, 2000.

                   SHARES UNDER TRAESOP          SHARES UNDER OPTION

John E. Anderson               -                      25,000
Edward L. Baker              2,542                       -
John D. Baker II             1,549                       -
Thompson S. Baker II             7                    10,000
Ish Copley                     -                      25,000
David H. deVilliers, Jr.       -                      15,000
John R. Mabbett III            -                      15,000
Robert H. Paul III             -                      10,000
Martin E. Stein, Jr.           -                      10,000
James H. Winston               -                      10,000

All directors and
officers as a group           4,137                        120,000


(1) Includes 1,061,521 shares owned by Baker Investments, Ltd. See notes (1) and (2) of the table Common Stock Ownership of Certain Beneficial Owners on page 19.

(2) See notes (1) and (3) of the table Common Stock Ownership of
    Certain Beneficial Owners on page 19.

(3) Edward L. Baker, John D. Baker II and Thompson S. Baker II may be considered to be control persons of the Company.

(4) Regency Square II, a Florida general partnership, owns 40,300 shares of the Company. Martin E. Stein, Jr., as a partner, holds a 2.5248% interest in the partnership. Trust B under the will of Martin E. Stein, deceased, as a partner, holds a 46.2128% interest in the Partnership. John D. Baker II in a co-trustee of the trust of Martin E. Stein, deceased, and as such has a one-third shared voting and dispositive power as to the trust. Martin E. Stein, Jr. has a beneficial interest in the trust, and, together with his two brothers, acting jointly as co-trustees, has a one-third shared voting and dispositive power as to the trust. The partnership's shares in the Company are excluded from the total shown for John D. Baker II, who disclaims any pecuniary or beneficial interest as such shares, but are included in the total shown for Mr. Stein, Jr.

(5) Includes 100 shares owned by the spouse of Mr. Fichthorn as to which he disclaims any beneficial interest.

                       INDEPENDENT AUDITORS

    The Board of Directors has selected Deloitte & Touche LLP as independent certified public accountants to examine the consolidated financial statements of the Company for fiscal 2000. Representatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                      SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy relating to the 2001 Annual Meeting must be delivered in writing to the principal executive offices of the Company no later than August 20, 2000. The inclusion of any proposal will be subject to the applicable rules of the Securities and Exchange Commission.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and beneficial owners of 10% or more of the Company's outstanding common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, The Nasdaq Stock Market and the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis.



                       COST OF SOLICITATION

    The cost of solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this proxy statement. The Company will reimburse brokers and nominees their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other electronic means by directors, officers and other employees of the Company.

                          OTHER MATTERS

    The Board of Directors does not know of any other matters to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy in respect of any such matters in accordance with their best judgment pursuant to the discretionary authority conferred thereby.


                             BY ORDER OF THE BOARD OF DIRECTORS



December 15, 1999                   John R. Mabbett III
                                         Secretary


            PLEASE RETURN THE ENCLOSED FORM OF PROXY,
           DATED AND SIGNED, IN THE ENCLOSED ADDRESSED
               ENVELOPE, WHICH REQUIRES NO POSTAGE.

SHAREHOLDERS MAY RECEIVE WITHOUT CHARGE A COPY OF FRP PROPERTIES, INC.'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES BY WRITING TO THE TREASURER AT POST OFFICE BOX 4667, JACKSONVILLE, FLORIDA 32201.

                            APPENDIX I
    RESOLVED, that the FRP Properties, Inc. 2000 Stock Option Plan be approved in the form as follows:

                      FRP PROPERTIES, INC.
                     2000 STOCK OPTION PLAN

(1) Purpose

    The FRP Properties, Inc. 2000 Stock Option Plan ("the
Company's 2000 Option Plan"), is intended to provide incentives to officers and other key employees and directors of FRP Properties, Inc. (the "Company"), its Subsidiaries and its Affiliates, by providing them with opportunities to purchase shares of common stock of the Company, par value $.10 per share ("Common Stock"), pursuant to options ("Options") which are incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the Code"), or options which are not Incentive Stock Options (Non Statutory Stock Options"). As used herein, the terms "Parent" and "Subsidiary" shall have the meanings specified in Section 424 of the Code, and the term "Affiliate" shall mean an Affiliate of the Company within the meaning of
Section 517.021 of the Florida Securities and Investor Protection
Act.

(2) Administration

    (a) The Company's 2000 Option Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") of not less than two independent outside directors of the Company selected by, and serving at the pleasure of, the Board, all of whom, to the extent necessary to comply with Rule l6b-3 under the Securities Exchange Act of 1934, as amended, also shall be "disinterested" within the meaning of such Rule. Directors who are current or former officers or employees of the Company or any Affiliate thereof or are compensated by the Company or any affiliate other than in the capacity of director, may not serve on the Committee.

    (b) The Committee shall select a chairman. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by the affirmative vote of a majority of its members. Any decision or determination reduced to writing and signed by all the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held. The Committee shall make such other rules and regulations for the conduct of its business as it shall deem advisable.

    (c) Whether or not the Committee is appointed, all powers and functions of the Committee may at any time and from time to time be exercised by the Board (provided that any members of the Board who would not be eligible to be a member of the Committee shall have no vote).

    (d) The Board or the Committee shall have authority, subject to the terms of the Company's 2000 Option Plan: to determine the persons to whom Options shall be granted, the number of shares of Common Stock to be covered by each Option, the purchase price per share of Common Stock covered by each Option, the time or times at which Options may be granted and exercised, and the terms and provisions of the instruments by which Options shall be evidenced; to grant in substitution for outstanding Options replacement Options and to cancel such outstanding Options; to adjust the price or number of shares under Options pursuant to and in keeping with the principles and requirements set forth in regulations under
Section 424 of the Code; to interpret the Company's 2000 Option Plan; to establish, amend and rescind rules and guidelines for administering the Company's 2000 Option Plan; and to make all determinations necessary or advisable, in its sole discretion, for the administration of the Company's 2000 Option Plan.

    (e)The Board or the Committee may designate any officer of the Company to assist it in the administration of the Company's 2000 Option Plan and may grant authority to any such officer to execute agreements or other documents and otherwise take action on behalf of the Board or the Committee, as the case may be.

    (f) The Board or the Committee may employ legal counsel and such other professional advisors as it may deem desirable for the administration of the Company's 2000 Option Plan and may rely on any opinion received from such counsel or advisor.

(3) Eligibility

    Incentive Stock Options may be granted only to directors, officers and other persons deemed by the Committee to be key employees of the Company or any subsidiary thereof and Non Statutory Stock Options may be granted only to officers and other persons deemed by the Committee to be key employees and directors of the Company or any subsidiary thereof. The granting of any Option to any person under the Company's 2000 Option Plan shall neither entitle such person to, nor disqualify such person from, participation in any other grant of Options or in any other incentive plan.

(4) Stock

    The maximum number of shares of Common Stock which may be issued upon the exercise of Options granted under the Company's 2000 Option Plan shall be 500,000 shares. No more than 50,000 shares shall be optioned to any one person in any fiscal year. The same shares of Common Stock may be subject to simultaneous, tandem or successive Options. Upon the exercise of Options, the Company may either issue reserved but unissued shares of Common Stock or transfer shares of Common Stock held in its treasury.

(5) Granting of Options

    No Options intended to be Incentive Stock Options may be granted under the Company's 2000 Option Plan after November 30, 2009. The date of grant of an Option under the Company's 2000 Option Plan will be the date on which the Option is awarded by the Board or the Committee, unless a later date is specified by the Board or the Committee at the time of the award.

(6) Terms and Conditions of Options

    Options shall be evidenced by instruments in such form or forms as the Board or the Committee may from time to time approve. Such instruments shall conform to the following terms and conditions:

    (a) Option Price. In the case of an Incentive Stock Option, the Option price per share shall not be less than the fair market value of the Company's Common Stock on the date of grant. In order for an option holder to receive special tax treatment with respect to stock acquired under an Option intended to be an Incentive Stock Option, the Option holder of such Option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such Option, an employee of the Company or any of the Company's subsidiary corporations (within the meaning of Code Section 424), or of a corporation or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code Section 424(a) applies. If an Option granted under the Company's 2000 Option Plan is intended to be an Incentive Stock Option, and if the option holder, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the option holder's employer corporation or of its subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110 percent of the fair market value of the Common Stock on the date of such grant and (ii) such Option shall not be exercisable after the expiration of five years after the date such Option is granted. In the case of a Non Statutory Stock Option, the Option price per share shall not be less than the fair market value of a share of Common Stock on the date of grant thereof (determined by the Board or the Committee).

    (b) Term of Options. Each Option intended to be an Incentive
Stock Option shall expire no later than the day before the tenth anniversary of the date of its grant.

    (c) Exercisability. Each Option shall become exercisable immediately or in one or more installments at the time or times and upon the satisfaction of such conditions as may be provided in the instrument evidencing such Option. Except as stated herein an Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.

    (d) Payment. Each instrument evidencing an Option shall provide for the terms of payment of the Option price. Subject to any limitations in such instrument, the holder of an Option may pay the option price in cash, by transfer of shares of Common Stock or any other property acceptable to the Board or the Committee, or any combination thereof, provided that the holder of an Option may not pay the option price by transfer of shares of Common Stock received upon the exercise of any Incentive Stock Option under the Company's 2000 Option Plan or any Incentive Stock Option under another stock option plan of the Company unless (i) such shares have been held by such holder for more than one year prior to such payment and (ii) such shares were acquired by the holder pursuant to the exercise of an Option granted to the holder not less than two years prior to such payment. The instrument evidencing an Option may provide for the giving of or arranging for financial assistance (including, without limitation, bonuses, subsidies, direct loans from the Company where approved by the Board in compliance with Chapter 607, Florida Statutes, with or without interest, secured or unsecured, or guarantees by the Company of third party loans) to the holder of an Option for the purpose of providing funds for the purchase of shares of Common Stock upon exercise of an Option.

    (e) Termination of Employment. If the holder of an Incentive Stock Option ceases to be employed by the Company or any parent or subsidiary thereof, or if the holder of a Non Statutory Stock Option ceases to be employed by the Company or any Affiliate thereof (or, in the case of a holder of a Non Statutory Stock Option who is a director but not also an employee of the Company or any Affiliate thereof, ceases to be such a director), other than by reason of death, or if the holder of a Non Statutory Stock Option ceases to be employed by the Company or any affiliate thereof in a capacity similar or greater in responsibility to that held at the time of grant (as determined by the Board or Committee) such Option shall terminate no later than three months from the date of termination of such employment, or of such directorship, or of such determination of employment to be in a lesser capacity, as the case may be; provided that, in the case of termination of employment (or directorship) due to a disability within the meaning of Section 105(d) (4) of the Code, such Option shall terminate no later than one year from the date of termination of employment (or directorship), but in any event no later than its specified expiration date. Whether authorized leave of absence or absence on military or governmental service may constitute employment for the purposes of the Company's 2000 Option Plan shall be conclusively determined by the Board or the Committee. Notwithstanding the foregoing, if the employment of the holder of an Option is terminated for cause (as hereinafter defined) or is terminated by such holder in violation of any agreement between such holder and the Company or any of its Affiliates, or if it is discovered after any such termination of employment that such holder had engaged in conduct that would have justified termination for cause, all unexercised Options of such holder shall immediately be canceled. Termination of employment shall be deemed to be for cause if the holder of an Option shall, in connection with such holder's duties as an employee of the Company or any of its Affiliates, have committed a fraud or any felony, have engaged in willful misconduct or have committed any other act which causes or may reasonably be expected to cause substantial injury to the Company or any of its Affiliates.

    (f) Death. If the holder of an Option dies, such Option may be exercised, to the extent of the number of shares of Common Stock with respect to which such holder could have exercised such Option on the date of death, by such holder's estate, personal representative or beneficiary who acquires such Option by will or by the laws of descent and distribution, at any time prior to the earlier of such Option's specified expiration date and the first anniversary of such holder's death. On the earlier of such dates, such Option shall terminate.

    (g) Assignability. No Option may be assigned or transferred by the holder thereof, except by will or by the laws of descent and distribution, and during the lifetime of any holder of an Option, such Option maybe exercised only by such holder. At the request of the holder of an Option, shares of Common Stock purchased upon the exercise of such Option may be issued in or transferred into the name of such holder and another person, jointly with the right of survivorship.

    (h) Withholding. The Company's obligation to deliver shares of Common Stock or make any payment upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

    (i) Limitation on Exercise. Stock options granted under this Plan shall be limited and/or conditioned as may be required so that the aggregate fair market value (using values determined at the respective times of grant of the options involved) of all shares of stock that may be purchased by any one individual by exercise of Incentive Stock Options granted under the Company's 2000 Option Plan together with incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) granted, on or after January 1, 1987, under any and all other plans of the Company, (including its parent and subsidiaries, if any) first becoming exercisable in any one calendar year shall not exceed $100,000.

    (j) Shareholder Approval. The grant of any Option under this Plan is conditioned upon approval of the Company's 2000 Option Plan by the shareholders in accordance with Florida law within twelve months after the date the Company's 2000 Option Plan is adopted by the Board, and no Option may be exercised until such approval has been obtained. In the event of the failure to obtain such approval within such period, the Company's 2000 Option Plan shall automatically terminate and all Options theretofore granted under the Company's 2000 Option Plan shall automatically be canceled.

    (k) Other Terms. Instruments evidencing Options may contain such other provisions, not inconsistent with the Company's 2000 Option Plan, as the Board or the Committee deems advisable. Among these provisions may be (i) a requirement that the holder of an Option represent to the Company in writing, when the Option is granted or when such holder purchases shares of Common Stock on its exercise, that such holder is accepting such Option, or purchasing such shares (unless they are then covered by an effective registration statement under the Securities Act of 1933), for such holder's own account for investment; (ii) a provision under which the Company, in the discretion of the Board or the Committee, shall have the right, in lieu of accepting payment of the option price and delivering any or all shares of Common Stock as to which an Option has been exercised, to elect to pay the holder of such Option an amount in cash or shares of Common Stock equal to the amount by which the fair market value of such shares of Common Stock on the date of exercise exceeds the purchase price that would otherwise be payable by the holder of such Option to acquire such shares of Common Stock; and (iii) a provision under which the Company may have either the right or the obligation, or both, to repurchase shares of Common Stock sold under the Company's 2000 Option Plan at a price not to exceed the higher of (x) the option price for such shares, plus twice the increase, if any, in the book value of such shares from the date of the grant of the Option to the date of such repurchase, and (y) the fair market value of the shares at the time of repurchase.

(7) Capital Adjustments

    In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, combination or exchange of shares, recapitalization, reclassification, merger, consolidation, reorganization, separation, or other similar transaction, the Board or the Committee shall make appropriate adjustments in the number and purchase price of shares of Common Stock covered by each option outstanding on the date of such transaction (by means of a grant of a substitute Option or an additional Option, or otherwise), and in the total number of shares of Common Stock reserved for future grant of Options under the Company's 2000 Option Plan.

(8) Merger, Consolidation or Reorganization

    In the event of (i) any merger, consolidation, or other reorganization of the Company with or into another Company (other than any merger, consolidation, or reorganization in which the Company is the surviving or continuing company and which does not result in any change in the outstanding shares of Common Stock);
(ii) any sale or other disposition of all, substantially all, or a substantial portion of the assets of the Company (including a distribution of stock to which Section 355 of the Code is applicable); or (iii) any liquidation or dissolution of the Company, then, and in any such event, any outstanding Option not exercisable in full shall (unless the stock option agreement evidencing such option expressly provides to the contrary) be accelerated and become exercisable in full for a period of 30 days following receipt by the holder of such Option of notice of such event, whether received before or after such event, provided that it shall be the duty of the Board (or the Committee for the Board) to give such notice (or in the alternative, the notice contemplated in the last sentence of this Section 8) on or before seven (7) days after such event. Any Option not exercised during the 30-day period described in this sentence shall, following such 30-day period, be exercisable in accordance with Section 6 as if the event and the temporary acceleration under this Section 8 had not occurred. The Board or the Committee, in its discretion, may, by written notice to the holders of outstanding Options prior to such event (but not thereafter), prevent the acceleration of exercisability as to all (but not less than all) such Options under this Section 8.

(9) Change in Control

    In the event (a) any person, including a "group" as defined in
Section 13(d) (3) of the Securities Exchange Act of 1934 (but excluding the following persons who are directors of the Company:
Edward L. Baker, John D. Baker II, Thompson S. Baker II and members of their immediate family and Baker Investments, Ltd. and its successors) shall become the beneficial owner of 35% or more of the shares of Common Stock, or (b) in connection with any cash tender offer, exchange offer, contested election, merger, consolidation, reorganization (other than any merger, consolidation or reorganization which is subject to the provisions of Section 8), sale or other disposition of all or substantially all the assets of the Company or other similar transaction, persons who were directors of the Company prior to commencement of any such offer or prior to any vote of the shareholders of the Company on any such contested election or other transaction, as the case may be, shall cease to constitute a majority of the Board, or (c) the Company files with the Securities and Exchange Commission a report on Form 8-K reporting the change in control pursuant to Item 1 thereof, then, and in any such event, any outstanding Option not exercisable in full shall (unless the stock option agreement evidencing such Option expressly provides to the contrary) be accelerated and become exercisable in full for the remaining term of such Option, provided that the Board or the Committee, in its discretion, may, by written notice to the holders of outstanding Options prior to any such event referred to in clause (a) or (c) of this Section 9, or prior to commencement of any such offer or prior to any vote of the shareholders of the Company on any such contested election or other transaction referred to in clause (b) of this Section 9, as the case may be (but not thereafter), cancel the acceleration of exercisability of all (but not less than all) such outstanding Options under this Section 9.

(10) Indemnification of Board and Committee

    No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Company's 2000 Option Plan or any Option granted under the Company's 2000 Option Plan. In addition to such other rights of indemnification as they may have as members of the Board or as members of the Committee, the members of the Board or the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Company's 2000 Option Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, a Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his own behalf.

(11) Amendment of the Company's 2000 Option Plan

    The Company's 2000 Option Plan shall become effective upon its adoption by the Board, subject only to approval by the shareholders of the Company in accordance with Florida law within twelve months from the date the Company's 2000 Option Plan is so adopted. The Board or the shareholders of the Company may terminate or amend the Company's 2000 Option Plan in any respect at any time, with the exceptions that (a) no action of the Board or the shareholders of the company may impair the rights of the holders of any outstanding Option without his consent (except as specified in Section 6 or 7), and (b) without the approval of the shareholders of the Company,
(i) the total number of shares that may be sold under the Company's 2000 Option Plan may not be increased (except by adjustment pursuant to Section 7), (ii) the provisions of Section 3 regarding eligibility may not be modified, and (iii) the date until which Options may be granted under the Company's 2000 Option Plan may not be extended.

(12) Use of Proceeds

    Proceeds from the sale of shares of Common Stock pursuant to Options granted under the Company's 2000 Option Plan shall constitute general funds of the Company. Shares of Common Stock tendered upon the exercise of Options granted under the Company's 2000 Option Plan may be canceled, retired or become treasury shares of the Company as determined by the Company.
                             FRP PROPERTIES, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS

      FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR FEBRUARY 2, 2000

     The undersigned hereby appoints Edward L. Baker and John D. Baker II, or either of them, the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of FRP Properties, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the general offices of the Company, 155 East 21st Street, Jacksonville, Florida on February 2, 2000, at 2 o'clock in the afternoon, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:

     1. To amend Article I of the Articles of Incorporation to change the name of the Company to Patriot Transportation Holding, Inc.

          / /  FOR            / /  AGAINST

     2.   To approve the Company's 2000 Stock Option Plan

          / /  FOR            / /  AGAINST

     3.   / /  FOR the nominees listed  /  /  WITHHOLD AUTHORITY
                    below (except as marked        to vote for all nominees
                    to the contrary below)         listed below

John D. Baker II,  Luke E. Fichthorn III, Robert H. Paul III and James B.
Shephard

To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.

      ___________________________________________________________________

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.
                  (Continued and to be signed on other side)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
     The undersigned hereby revokes any proxy heretofore given with respect to said stock, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated December 15, 1999, and authorizes and confirms all that the said proxies or their substitutes, or any of them, may do by virtue hereof.

                                        Dated:____________________________, 2000

                                        ________________________________________
                                                   Signature

                                        ________________________________________
                                             Signature, if held jointly

                                        IMPORTANT:  Please date this proxy and
                                        sign exactly as your name or names
                                        appear(s) hereon.  If the stock is
                                        held jointly, signatures should
                                        include both names.  Personal
                                        representatives, trustees, guardians
                                        and others signing in
                                        a representative capacity should
                                        give full title.  If you
                                        attend the meeting you may, if you
                                        wish, withdraw your proxy
                                        and vote in person.

              PLEASE RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

Preliminary Proxy Statement dated December ____, 1999